UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 23, 2008

SHUMATE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-04353686
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

12060 FM 3083, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(936) 441-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2008, we entered into a Loan Agreement with Shumate Machine Works, Inc., Hemiwedge Valve Corporation (collectively, the “Borrowers”), Larry Shumate, Matthew C. Flemming and Russ Clark (collectively, the “Guarantors”) and Stillwater National Bank and Trust Company pursuant to which Stillwater agreed to lend us $625,000 for working capital. The promissory note bears interest at the prime rate (as defined) plus 2% and has a maturity date of August 31, 2008. In addition, the loan is secured by a security agreement of even date therewith and a limited guaranty agreement executed by each of the Guarantors. Under the security agreement, the Borrowers granted Stillwater a security interest in all accounts and accounts receivable, all FFE, general intangibles, inventory and all of the stock of Shumate Machine Works and Hemiwedge Valve Corporation held by us. Each Guarantor guaranteed payment and performance up to 50% of the outstanding indebtedness, at the time payment becomes due and payable.

We relied on the exemption from registration provided by Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the note.

The paragraphs above describe certain of the material terms of the Loan Agreement with Stillwater National Bank. Such description is not a complete description of the material terms of such transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of a secured promissory note.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Loan Agreement
10.2	Promissory Note dated May 23, 2008
10.3	Security Agreement
10.4	Form of Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC. (Registrant)

Date: June 10, 2008	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President